Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form S-1 of JWIZ, Inc. of our report dated October 7, 2016 relating to the consolidated financial statements of Jewish Marketing Solutions, LLC and Subsidiaries which appears in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Melville, New York
November 10, 2016